Exhibit 15.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-189879) and on Form S-8 (No. 333-157279) of Transition Therapeutics Inc. of our report dated September 6, 2013 relating to the consolidated financial statements, which appears as an Exhibit in this Form 20-F, which is incorporated in this Annual Report on Form 20-F.

(signed) PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants
Toronto, Ontario
September 11, 2013